Exhibit 99.1

Omni Bio Announces Notice of Allowance for New Use Patent

Canadian Patent Office Allows Claims for Use of Alpha-1 Antitrypsin to Reduce Risk of Non-Organ Transplant Rejection and to Treat Graft versus Host Disease

DENVER, CO, November 26, 2013 – Omni Bio Pharmaceutical, Inc. (Omni Bio) (OMBP.ob), a biopharmaceutical company focused on the commercialization of new uses of alpha-1 antitrypsin (AAT) for the treatment of a variety of medical indications as well as the development of recombinant forms of AAT, today announced that it has received a Notice of Allowance from the Canadian Patent Office for the use of AAT in reducing the risk of a non-organ transplant rejection, reducing the risk of developing graft versus host disease (GvHD) and for treating GvHD in patients who have received a cornea, bone marrow, stem cell or pancreatic islet cell transplant. Patent applications covering similar claims are under review in the U.S. and Europe.

Dr. Bruce Schneider, CEO of Omni Bio, stated “The allowance of this patent continues to support our premise that AAT may be an effective therapeutic in a variety of medical conditions, including islet cell transplantation, GvHD and Type 1 diabetes. We are currently supporting proof of principle clinical trials for the use of AAT in the treatment of steroid-refractory GvHD at the University of Michigan and the Fred Hutchinson Cancer Research Center. We believe our own proprietary recombinant AAT molecule, Fc-AAT, which has had a composition of matter patent recently allowed in the U.S., will have application to GvHD and other important medical conditions.”

The claims granted by this Notice of Allowance include a composition comprising AAT or a carboxyterminal peptide corresponding to AAT or combination thereof, and a carrier or diluent, for use in:

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reducing a non-organ transplant rejection or for reducing the risk of a non-organ transplant rejection, wherein the non-organ transplant is selected from the group consisting of cornea, bone marrow, stem cell, pancreatic islet, and a combination thereof; and

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reducing the risk of developing symptoms of GvHD, or for treating GvHD in a subject that has received a non-organ transplant, wherein the non-organ transplant is selected from the group consisting of cornea, bone marrow, stem cell, pancreatic islet, and a combination thereof.

About Alpha-1 Antitrypsin (AAT)

AAT is the most abundant circulating serine protease inhibitor in the body and an acute phase reactant. Systemic deficiency in AAT due to genetic mutations can result in debilitating liver failure and chronic lung disease such as emphysema. Lifelong treatment with plasma-derived AAT, intravenously administered, is indicated for such patients. Recent evidence suggests that AAT plays an important role in modulating immunity, inflammation and apoptosis. AAT protects various cell types from cell death, inhibits caspases-1 and -3 activity and has been shown to be effective in a wide variety of animal models of human disease, including diabetes, graft versus host disease (rejection reactions following bone marrow or other transplantation procedures), refractory gout, myocardial infarction and inflammatory bowel disease.

About Omni Bio Pharmaceutical, Inc.

Omni Bio Pharmaceutical (www.omnibiopharma.com) is a biopharmaceutical company that is focused on alternative uses for AAT and on developing new recombinant forms that can be applied to the treatment of a broad range of indications as noted above. The Company holds licenses to patents and patent applications licensed from the University of Colorado and a privately held company. Since its formation, Omni Bio has supported research using animal models and human clinical studies that demonstrate that AAT is a promising agent for ameliorating these conditions.

Forward-Looking Statements

Some of the statements made in this press release are forward-looking statements that reflect management's current views and expectations with respect to future events. These forward-looking statements are not a guarantee of future events and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual events to differ materially from those expressed or implied by the statements. These risks and uncertainties are based on a number of factors, including but not limited to the business risks disclosed in our SEC filings, especially the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Omni Bio Pharmaceutical, Inc.
Bob Ogden Chief Financial Officer – Investor Relations
(720) 488-4754
Email – investor_relations@omnibiopharma.com